Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces Second Quarter 2019 Results

Wayne, PA, July 30, 2019 - Liberty Property Trust (NYSE: LPT) announced financial and operating results for the second quarter of 2019.

Financial Results

Net Income: Net income available to common shareholders was $0.67 per diluted share for the second quarter of 2019, compared to $0.13 per diluted share for the same period in 2018. For the six months ended June 30, 2019, net income available to common shareholders was $1.04 per diluted share, compared to $1.08 per diluted share for the same period in 2018.

Net income for the second quarter and first six months of 2019 reflects gain on property dispositions net of impairments (including the Company’s share of impairment in unconsolidated joint ventures) of $50.2 million and $59.5 million, respectively, as compared to $48.3 million and $142.5 million for the comparative periods in 2018. Net income for the second quarter of 2018 and for the first six months of 2018 also includes $86.0 million in charges for the Comcast and Camden projects.

NAREIT FFO* available to common shareholders was $0.68 per diluted share for the second quarter of 2019, compared to $0.12 per diluted share for the same period in 2018. NAREIT FFO available to common shareholders for the six months ended June 30, 2019 was $1.30 per diluted share, compared to $0.77 per diluted share for the first six months of 2018.

FFO for the second quarter of 2019 reflects gain on sales of non-depreciable assets and recognition of insurance proceeds offset by a loss on early extinguishment of debt and severance expenses of $1.2 million in the aggregate, or $0.01 per diluted share.  FFO for the second quarter of 2018 includes the $86.0 million, or $0.57 per diluted share, in charges for the Comcast and Camden projects discussed above.

Industrial Operating Performance

“Liberty’s second quarter activity was characterized by high leasing volume coupled with very attractive lease economics,” said Bill Hankowsky, chairman and chief executive officer. “This execution reflects the enduring strength of this remarkable industrial market, which provides unprecedented opportunity to achieve high retention rates while at the same time drive rents, minimize leasing costs, and lock in longer lease terms with contractual rent increases on every lease.”

Occupancy: At June 30, 2019, Liberty’s in-service operating portfolio of 104.0 million square feet was 95.2% occupied, compared to 95.6% at the end of the first quarter of 2019. The decrease is attributable to the previously announced vacating of space by Sears on May 1.

Leasing Activity: During the quarter, Liberty completed core lease transactions totaling 8.6 million square feet.  Rents on retention and replacement leases commenced during the quarter increased 2.9% on a cash basis (11.9% GAAP). Notable leases include:

•                  476,200 square foot 11-year lease signed in Indianapolis eliminating significant vacancy, bringing occupancy in that market to 98.8% as of June 30, 2019

•                  1.0 million square foot renewal of 2021 expiration in Lehigh Valley

•                  1.2 million square foot renewal of 2022 expiration in Lehigh Valley

Liberty entered 2019 with a smaller-than-usual lease expiration schedule for the year. After the first six months of the year, the company’s lease expirations on a square footage basis have been reduced by 72% for 2019 and 26% for 2020.

Same Store Performance: Property level operating income for same store properties increased by 2.9% on a cash basis (0.2% GAAP) for the second quarter of 2019, compared to the same quarter in 2018.

Real Estate Investments

Acquisitions: Liberty acquired a fully leased industrial property in Northern New Jersey totaling 218,000 square feet for $26.5 million.

Subsequent to quarter end, Liberty acquired one industrial property in Southern California totaling 203,300 square feet for $55.5 million.

Development Deliveries: Liberty brought into service two industrial properties for a total investment of $79.3 million. The properties contain 823,600 square feet and were 95.0% occupied as of the end of the quarter.

Development Starts: Development commenced on two industrial properties totaling 236,000 square feet at a projected investment of $17.0 million.

Real Estate Dispositions

Liberty sold four office properties totaling 227,400 square feet for $103.1 million. The properties sold included a 153,200 square foot medical office building in Philadelphia, which sold for $99.25 million. A portion of the proceeds of this sale was used to prepay $35.9 million of mortgage debt encumbering the property, and Liberty realized a loss of $7.6 million on early extinguishment of debt.  The secured loan had carried an interest rate of 4.84% and was scheduled to mature in 2033.

Subsequent to quarter end, Liberty sold three industrial properties totaling approximately 316,200 square feet for $44.1 million.

*Funds from Operations: Liberty uses the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of U.S. GAAP (“GAAP”) net income to NAREIT FFO is included in the financial data tables accompanying this press release.

About the Company

Liberty Property Trust is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior logistics, warehouse, manufacturing, and R&D facilities in key markets. Liberty’s 109 million square foot operating portfolio provides productive work environments to 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, July 30, 2019, at 1 p.m. Eastern Time.  To access the conference call, please dial 888-870-2815. The passcode needed for access is 5296806. A replay of the call will be available until August 30, 2019, by dialing 855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among other things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued

repositioning of the Company’s portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

Liberty Property Trust

Balance Sheet

June 30, 2019

(Unaudited and in thousands)

	June 30, 2019	December 31, 2018
Assets
Real estate:
Land and land improvements	$1,339,483	$1,236,514
Building and improvements	4,612,859	4,397,049
Less: accumulated depreciation	(1,004,624)	(941,299)

Operating real estate	4,947,718	4,692,264

Development in progress	416,035	462,572
Land held for development	303,135	296,244

Net real estate	5,666,888	5,451,080

Cash and cash equivalents	21,039	84,923
Restricted cash	17,392	10,899
Accounts receivable	12,458	14,109
Deferred rent receivable	118,230	111,372
Deferred financing and leasing costs, net	163,566	157,823
Investments in and advances to unconsolidated joint ventures	350,768	350,981
Assets held for sale	386,726	502,207
Right of use asset	17,931	—
Prepaid expenses and other assets	127,261	251,000

Total assets	$6,882,259	$6,934,394

Liabilities

Mortgage loans, net	$351,493	$395,202
Unsecured notes, net	2,632,881	2,285,698
Credit facilities	100,000	411,846
Accounts payable	46,405	62,943
Accrued interest	28,021	22,309
Dividend and distributions payable	62,241	60,560
Lease liability	18,617	—
Other liabilities	200,867	270,396
Liabilities held for sale	19,033	21,131
Total liabilities	3,459,558	3,530,085

Noncontrolling interest	5,337	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest	148	148
Additional paid-in capital	3,687,085	3,691,778
Accumulated other comprehensive loss	(57,674)	(55,243)
Distributions in excess of net income	(274,311)	(306,822)
Total shareholders’ equity	3,355,248	3,329,861

Noncontrolling interest - operating partnership	61,839	61,471
Noncontrolling interest - consolidated joint ventures	277	5,440

Total equity	3,417,364	3,396,772

Total liabilities, noncontrolling interest - operating partnership and equity	$6,882,259	$6,934,394

Liberty Property Trust

Statement of Operations

June 30, 2019

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue
Rental revenue	$160,359	$146,107	$316,732	$291,482
Development service fee income	978	19,824	1,842	46,176
Total revenue	161,337	165,931	318,574	337,658

Expenses
Rental property	14,104	13,247	27,768	26,464
Real estate taxes	23,487	21,793	45,860	43,295
General and administrative	9,693	8,832	25,298	23,159
Leasing expense	3,318	2,767	6,526	5,579
Other operating expenses	3,256	1,577	5,524	4,079
Interest expense	25,406	21,454	50,903	42,944
Depreciation and amortization	43,032	40,076	86,430	79,582
Development service fee expense	847	79,808	1,680	107,875
Impairment charges - real estate assets	—	26,000	99	26,000
Total expenses	123,143	215,554	250,088	358,977

Interest and other income	7,998	2,700	11,256	5,220
Gain on property dispositions	5,462	48,584	5,957	52,742
Equity in earnings of unconsolidated joint ventures	2,181	7,428	9,190	14,192
Income from continuing operations before income taxes	53,835	9,089	94,889	50,835

Income taxes	261	(911)	(571)	(1,440)

Income from continuing operations	54,096	8,178	94,318	49,395
Discontinued operations (including gain on asset sales, net of impairments and debt extinguishment loss, of $41.2 million and $50.1 million for the three and six months ended June 30, 2019, respectively, and a net loss of $0.2 million and a net gain of $89.8 million and for the three and six months ended June 30, 2018, respectively)	48,239	12,712	63,766	115,220
Net Income	102,335	20,890	158,084	164,615
Noncontrolling interest - operating partnerships	(2,443)	(585)	(3,817)	(4,042)
Noncontrolling interest - consolidated joint ventures	(123)	(691)	(167)	(778)
Net Income available to common shareholders	$99,769	$19,614	$154,100	$159,795

Net income	$102,335	$20,890	$158,084	$164,615
Other comprehensive income - foreign currency translation	(5,894)	(14,138)	(518)	(6,206)
Other comprehensive (loss) income - derivative instruments	(116)	102	(1,970)	487
Comprehensive income	96,325	6,854	155,596	158,896
Less: comprehensive income attributable to noncontrolling interest	(2,427)	(949)	(3,927)	(4,687)
Comprehensive income attributable to common shareholders	$93,898	$5,905	$151,669	$154,209

Basic income per common share
Continuing operations	$0.36	$0.05	$0.62	$0.33
Discontinued operations	$0.32	$0.08	$0.42	$0.76
Basic income per common share	$0.68	$0.13	$1.04	$1.09

Diluted income per common share
Continuing operations	$0.35	$0.05	$0.62	$0.32
Discontinued operations	$0.32	$0.08	$0.42	$0.76
Diluted income per common share	$0.67	$0.13	$1.04	$1.08

Weighted average shares
Basic	147,805	147,274	147,706	147,184
Diluted	148,668	148,333	148,606	148,104

Liberty Property Trust

Statement of Funds from Operations

June 30, 2019

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
NAREIT FFO

Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders:
Net income available to common shareholders	$99,769	$19,614	$154,100	$159,795

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,026	3,236	6,158	6,438
Depreciation and amortization	42,704	42,682	87,737	87,172
Loss on property dispositions / impairment - depreciable real estate assets of unconsolidated joint ventures	4,098	—	4,098	—
Loss (gain) on property dispositions / impairment - depreciable real estate assets continuing operations	13	(48,614)	(35)	(51,210)
(Gain) loss on property dispositions / impairment - depreciable real estate assets discontinued operations	(48,383)	238	(57,296)	(89,811)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	(34)	57	(944)	1,103
NAREIT FFO available to common shareholders - basic	101,193	17,213	193,818	113,487

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - depreciable real estate assets	34	(57)	944	(1,103)
Noncontrolling interest excluding preferred unit distributions	2,359	467	3,649	3,806
NAREIT FFO available to common shareholders - diluted	$103,586	$17,623	$198,411	$116,190
NAREIT FFO available to common shareholders - basic per share	$0.68	$0.12	$1.31	$0.77
NAREIT FFO available to common shareholders - diluted per share	$0.68	$0.12	$1.30	$0.77

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	147,805	147,274	147,706	147,184
Dilutive shares for long term compensation plans	863	1,059	900	920
Diluted shares for net income calculations	148,668	148,333	148,606	148,104
Weighted average common units	3,514	3,520	3,517	3,520
Diluted shares for NAREIT FFO calculations	152,182	151,853	152,123	151,624

NAREIT Funds from Operations available to common shareholders is defined by NAREIT as net income (computed in accordance with U.S. GAAP), excluding depreciation and amortization related to real estate, gains and losses from  the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.  The SEC has agreed to the disclosure of this non-GAAP financial measure on a per share basis in its Release No. 34-47226, Conditions for Use of Non-GAAP Financial Measures.  The Company has opted to include gains and losses from the sale of assets incidental to its main business as a REIT. The Company believes that the calculation of NAREIT FFO is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from operating property dispositions. As a result, year over year comparison of NAREIT FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that NAREIT FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT FFO is generally recognized as the standard for reporting the operating performance of a REIT. NAREIT FFO available to common shareholders does not represent net income or cash flows from operations as defined by U.S. GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT FFO available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by U.S. GAAP. The Company believes that the line on its consolidated statements of comprehensive income entitled “net income available to common shareholders” is the most directly comparable U.S. GAAP measure to FFO.